CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of
Project Development Pacific, Inc.
Chilliwack, British Columbia
Canada

We hereby consent to the inclusion in the Form SB-2 Registration Statement of our Report of Independent Registered Public Accounting Firm dated August 29, 2006, on our audit of the financial statements of Project Development Pacific, Inc. as of December 31, 2005 and 2004, and for the period of December 29, 2003 (inception) to December 31, 2005.

Sincerely,

/s/: Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Kaysville, UT
December 19, 2006